EXHIBIT 8
SUBSIDIARIES, EQUITY METHOD INVESTMENTS, AND OTHER INVESTMENTS
As of December 31, 2006

Name and location of company

I. Subsidiaries
GERMANY
SAP Deutschland AG & Co. KG, Walldorf
SAP Systems Integration AG, Dresden 2), 3)
SAP Hosting AG & Co. KG, St. Leon-Rot
Steeb Anwendungssysteme GmbH, Abstatt
SAP Passau GmbH & Co. KG, Passau
Virsa Deutschland GmbH, Walldorf 1), 2)
SAP Beteiligungs GmbH, Walldorf
SAP Projektverwaltungs und Beteiligungs GmbH, Walldorf 2)
SAP Dritte Beteiligungs- und Vermögensverwaltung GmbH, Walldorf 1), 2)
SAP Portals Europe GmbH, Walldorf 2)
SAP Beteiligungsverwaltungs GmbH, Walldorf
SAP Investment- und Beteiligungs GmbH, Walldorf
eSAP Beteiligungs GmbH, Walldorf
SAP Hosting Beteiligungs GmbH, St. Leon-Rot
SAP Foreign Holdings GmbH, Walldorf
SAP Vierte Beteiligungs- und Vermögensverwaltung GmbH, Walldorf 1)
SAP Consulting Beteiligungs GmbH, Walldorf
SAP Zweite Beteiligungs- und Vermögensverwaltung GmbH, Walldorf 1)
SAP Portals Holding Beteiligungs GmbH, Walldorf 2)
SAP Erste Beteiligungs- und Vermögensverwaltung GmbH, Walldorf 1)
SAP Retail Solutions Beteiligungsgesellschaft mbH, Walldorf

REST OF EUROPE, MIDDLE EAST, AFRICA
SAP (UK) Limited, Feltham, Great Britain
SAP France S.A., Paris, France
SAP (Schweiz) AG, Biel, Switzerland
S.A.P. ITALIA Sistemi Applicazioni Prodotti in data processing S.p.A., Milan, Italy 2)
S.A.P. Nederland B.V., ‘s-Hertogenbosch, The Netherlands 2)

SAP Österreich GmbH, Vienna, Austria
SAP España Sistemas, Aplicaciones y Productos en la Informática, S.A., Madrid, Spain 2)
Limited Liability Company “SAP CIS”, Moscow, Russia
SYSTEMS APPLICATIONS AND PRODUCTS IN DATA PROCESSING (NV SAP BELGIUM SA), Brussels, Belgium 2)
SAP Danmark A/S, Copenhagen, Denmark
Systems Applications Products (Africa) (Pty) Ltd, Johannesburg, South Africa
SAP ČR, spol. s. r.o., Prague, Czech Republic
SAP Svenska Aktiebolag, Stockholm, Sweden
SAP Finland Oy, Espoo, Finland
SAP Norge AS, Lysaker, Norway
SAP Portugal — Sistemas, Aplicações e Produtos Informáticos, Sociedade Unipessoal, Lda., Paço de Arcos, Portugal
SAP SSC (Ireland) Limited, Dublin, Ireland
SAP Portals Israel Ltd., Ra’anana, Israel 2)
SAP Hungary Rendszerek, Alkalmazások és Termékek az Adatfeldolgozásban Informatikai Kft, Budapest, Hungary
SAP Public Services (Pty) Ltd, Johannesburg, South Africa 2)
SAP Polska Sp. z o.o., Warsaw, Poland
SAP Labs Israel Ltd., Ra’anana, Israel
SAP Slovensko s.r.o., Bratislava, Slovakia
SAP Türkiye Yazilim Üretim ve Ticaret A.S., Istanbul, Turkey
SAP HELLAS SYSTEMS APPLICATIONS AND DATA PROCESSING S.A, Athens, Greece
SAP LABS France S.A.S., Mougins, France
SAP Business Services Center Europe s.r.o., Prague, Czech Republic
Limited Liability Company “SAP Ukraine,” Kiev, Ukraine
SAP Ireland Limited, Dublin, Ireland
SAP Slovenia d.o.o., Ljubljana, Slovenia
SAP Labs Bulgaria EOOD, Sofia, Bulgaria
SAP d.o.o., Zagreb, Croatia
SAP Kazakhstan LLP, Almaty, Kazakhstan
SAP Romania SRL, Bucharest, Romania
SAP BULGARIA EOOD, Sofia, Bulgaria 2)
SAP Manage Ltd, Ra’anana, Israel
SAP EMEA Inside Sales S.L., Barcelona, Spain 1)
TomorrowNow (UK) Ltd., Feltham, Great Britain 2)
SAP West Balkans LLC, Belgrade, Yugoslavia 1)
Systems Applications Products Nigeria Limited, Abuja, Nigeria 2)
SAP CYPRUS LTD, Nicosia, Cyprus 2)
TomorrowNow Nederland B.V., Amsterdam, The Netherlands

Virsa Systems Limited, Berkshire, Great Britain 1), 2)
Khimetrics LTD, London, Great Britain 1), 2)
SAP Commercial Services Ltd., Valetta, Malta 1)
SAP Malta Investments Ltd., Valetta, Malta 1)
SAP Public Services BEE Investment Trust (Pty) Ltd i.L. Johannesburg, South Africa 2)
Ithinqcom (Pty) Ltd, Johannesburg, South Africa 2)
Ambin Properties (Pty) Ltd, Johannesburg, South Africa 2)

AMERICAS
SAP America, Inc., Newtown Square, Pennsylvania, USA
SAP Labs, LLC, Palo Alto, California, USA 2)
SAP Canada Inc., Toronto, Canada
SAP Brasil Ltda, São Paulo, Brazil
SAP Public Services, Inc., Washington, D.C., USA 2)
SAP Global Marketing Inc., New York, New York, USA
SAP México S.A. de C.V., Mexico City, Mexico
SAP Andina y del Caribe, C.A., Caracas, Venezuela
SAP ARGENTINA S.A., Buenos Aires, Argentina
SAP Retail, Inc., Scottsdale, Delaware, USA 1), 2)
SAP Governance Risk & Compliance, Inc., Fremont, California, USA 1), 2)
SAP International, Inc., Miami, Florida, USA 2)
TomorrowNow, Inc., Bryan, Texas, USA 2)
Triversity Corporation, Bristol, Pennsylvania, USA 2)
SAP Government Support and Services, Inc., Newtown Square, Pennsylvania, USA 2)
Frictionless Commerce, Inc., Cambridge, Massachusetts, USA 1), 2)
SAP Georgia LLC, Newtown Square, Pennsylvania, USA 2)
SAP Properties, Inc., Newtown Square, Pennsylvania, USA 2)
Khimetrics Canada, Inc., Montreal, Canada 1), 2)
SAP Financial Inc., Toronto, Canada 2)
SAP Investments, Inc., Wilmington, Delaware, USA 2)
110405, Inc., Palo Alto, California, USA
Frictionless Foreign Holding Company, Cambridge, Massachusetts, USA 1)

ASIA PACIFIC JAPAN
SAP JAPAN Co., Ltd., Tokyo, Japan
SAP Australia Pty Limited, Sydney, Australia
SAP INDIA SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA PROCESSING PRIVATE LIMITED, Bangalore, India

SAP (Beijing) Software System Co., Ltd., Beijing, China
SAP Asia Pte Ltd, Singapore
SAP Labs India Private Limited, Bangalore, India
SAP Korea Ltd., Seoul, Korea
SAP MALAYSIA SDN BHD, Kuala Lumpur, Malaysia
SAP TAIWAN CO., LTD., Taipei, Taiwan
SAP New Zealand Limited, Auckland, New Zealand
SAP HONG KONG CO. LIMITED, Hong Kong, China
SAP SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA PROCESSING (THAILAND) LTD., Bangkok, Thailand
PT SAP Indonesia, Jakarta, Indonesia
SAP PHILIPPINES, INC., Makati, Philippines
TIM System Inc., Seoul, Korea 2)
TomorrowNow Singapore Pte Ltd., Singapore 2)
TomorrowNow Australia Pty Ltd, Sydney, Australia 1)
Virsa Systems Private Limited, Chandigarh, India 1), 2)
Virsa Systems Australia Pty Ltd, Varity Lakes, Australia 1), 2)
SAPMarkets Asia Pacific Solutions Pte Ltd, Singapore
Triversity Asia/Pacific PTY Limited i.L., Sydney, Australia 2)
SAP INDIA (HOLDING) PTE LTD, Singapore

II. EQUITY METHOD INVESTMENTS
Global Virtual Marketplace GmbH i.L., Munich, Germany
Pandesic LLC i.L., Newtown Square, Pennsylvania, USA 2)
Procurement Negócios Eletrônicos S/A, Rio de Janeiro, Brazil 2)
ArisGlobal Holdings, LLC, Stamford, Connecticut, USA 1), 2)
Greater Pacific Capital (Cayman), L.P., George Town, Cayman Islands 1)

III. OTHER INVESTMENTS (ownership 5 or more percent)
Abaco Mobile, Inc., Alpharetta, Georgia, USA
Apriso Corporation, Long Beach, California, USA
Avokia, Inc., Toronto, Canada
Dacos Software GmbH, Saarbrücken, Germany
Datria Systems, Inc., Englewood, Colorado, USA
Deutsches Forschungszentrum für Künstliche Intelligenz GmbH, Kaiserslautern, Germany
Factory Logic, Inc., Austin, Texas, USA

Grau DataStorage AG, Schwäbisch Gmünd, Germany
HUBWOO.com SA, Paris, France
Human Resource Management & Consulting Co., Ltd., Tokyo, Japan
Ignite Technologies, Inc., Frisco, Texas, USA
iTAC Software AG, Dernbach, Germany
Metallect Corp., Plano, Texas, USA
MVP Strategic Partnership Fund GmbH & Co. KG, Munich, Germany
Onventis GmbH, Stuttgart, Germany
OpsTechnology, Inc., San Francisco, California, USA
Orbian Corporation Ltd., Hamilton, Bermuda, USA
Particle Computer GmbH, Karlsruhe, Germany
Powersim Corporation, Herndon, Virginia, USA
Questra Corporation, Redwood City, California, USA
Reva Systems Corporation, Chelmsford, Massachusetts, USA
Realize Corporation, Tokyo, Japan
Selero, Inc., Denver, Colorado, USA
SocialText, Inc., Palo Alto, California, USA
SupplyOn AG, Hallbergmoos, Germany
T3C, Inc., Mountain View, California, USA
Venture-Capital Beteiligung GbR mbH, Stuttgart, Germany
Visiprise, Inc., Alpharetta, Georgia, USA
VoiceObjects Inc., San Mateo, California, USA

1) Consolidated for the first time in 2006.
2) Represents a wholly or majority owned entity of a subsidiary.
3) Publicly traded.